UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

In this Current Report on Form 8-K, the terms “we,” “us” and “our” refer to CommonWealth REIT.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth below under Item 8.01 with respect to the interim arbitration award issued by the Arbitration Panel (the “Panel”) in connection with the previously disclosed arbitration proceedings between us and Corvex Management LP and Related Fund Management, LLC (together, “Corvex/Related”) is incorporated herein by reference.

Item 8.01 Other Events.

Corvex/Related Maryland Shareholder Litigation

In connection with the previously disclosed arbitration proceedings between us and Corvex/Related, the Panel issued an interim arbitration award on November 18, 2013 ruling, among other things, that Corvex/Related’s purported consent solicitation to remove our Board of Trustees was not properly conducted and cannot be validated.

The Panel provided for a limited opportunity for Corvex/Related to conduct a new consent solicitation pursuant to a timeline established by the Panel as follows:

1.              Corvex/Related must give notice to the Panel on or before November 28, 2013 that they wish to do so.

2.              Corvex/Related must submit a record date request to our Board on or before February 16, 2014.

3.              A record date would be established within ten (10) business days after the request.

4.              The consent solicitation must be concluded within thirty (30) days of the record date.

The Panel also ruled that in the event Corvex/Related pursue a new consent solicitation, and are successful in removing all of our Trustees, our officers must promptly call a special meeting for the election of successor Trustees and that only shareholders who have held 1%, or $2,000 in market value, of our shares continuously for one year may submit nominations for successor Trustees to be elected at that special meeting. The Panel’s ruling held that our election to opt-in to Section 3-803 of the Maryland Unsolicited Takeovers Act does not prevent removal of our Trustees without cause. The Panel upheld the provision in our Bylaws requiring that only a shareholder who has held 1%, or $2,000 in market value, of our shares continuously for one year may request a record date to act by written consent, but ruled that such shareholder need not hold certificates for all shares of beneficial interest owned by such shareholder. The Panel further ruled that our Bylaws establishing a thirty (30) day period for our Board to respond to a valid record date request, a sixty (60) day period for our Board to set a record date after receipt of a valid request and a ninety (90) day period to review and certify the results of a consent solicitation are invalid. Finally, the Panel rejected certain claims for indemnification asserted by both us and Corvex/Related in connection with the litigation and arbitration proceedings, and ruled that Section 7.12 of our Declaration of Trust and Section 15.2 of our Bylaws are invalid because they contravene Section 8.3 of our Declaration of Trust.

The foregoing description of the interim arbitration award is not complete and is subject to, and qualified in its entirety by reference to, the interim arbitration award, a copy of which is attached hereto as Exhibit 3.1, and which is incorporated herein by reference.

On November 18, 2013, we issued a press release related to the interim arbitration award, a copy which is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Interim Arbitration Award dated November 18, 2013
99.1	Press Release dated November 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Adam D. Portnoy
	Name:	Adam D. Portnoy
	Title:	President

Date: November 19, 2013